                                                                     EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in CenterPoint Energy, Inc.'s
(i) Registration No. 333-101202 on Form S-8; (ii) Post-Effective-Amendment No.1 to Registration Statement Nos. 333-33301, 333-33303, 333-58433, 333-81119 and
333-68290 on Form S-3; (iii) Post-Effective Amendment No. 1 to Registration Statement Nos. 333-32413, 333-49333, 333-38188, 333-60260 and 333-98271 on Form
S-8; and; (iv) Post-Effective Amendment No. 5 to Registration Statement No. 333-11329 on Form S-8 of our report dated February 28, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the distribution of Reliant Resources, Inc. and the change in method of accounting for goodwill and certain intangible assets) appearing in this Annual Report on Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP


Houston, Texas
March 7, 2003